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                                                                  EXHIBIT 10(KK)

                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT is made and entered into this 29th day of January, 1997, by and between WEALTHNET INCORPORATED ("WealthNet"), a Utah corporation located at 4710 East Falcon Drive, Suite 117, Mesa, Arizona 85215, FAMILY TELECOMMUNICATIONS INCORPORATED ("FTI"), a Utah corporation located at 3800 N. Central, #B-1, Phoenix, Arizona 85012, and I-LINK WORLDWIDE INC., a Utah corporation, and its parent MEDCROSS, INC., a Florida corporation (collectively "I-Link"), whose principal offices are located at 65 East Wadsworth Park Drive, Draper, UT 84020.

     In consideration of the mutual covenants and promises contained herein the parties agree as follows:

     1. Upon the execution of this Settlement Agreement, FTI shall pay to WealthNet the cash sum of $200,000.00. WealthNet agrees that it shall pay to I-Link the sum of $11,620.00 each month for three consecutive months commencing February 1997 as payment for telecommunications services provided by FTI and utilized by WealthNet prior to December 31, 1996.

     2. WealthNet and FTI agree that all contracts, agreements and understandings between them shall be deemed to have been terminated and cancelled effective December 31, 1996, including, without limitation, that certain Letter of Intent dated August 19, 1996. WealthNet hereby assigns and transfers to FTI any and all interest it may have in all accounts receivable from the members of the WealthNet/WealthCom organization (the "Members") arising from the Members' use of telecommunications services provided by FTI through December 31, 1996 (the "Services"). FTI and/or I-Link shall make every effort to promptly resolve issues of Member billings so as to collect only actual and correct amounts payable by the Members for the Services. WealthNet agrees to assist FTI and/or I-Link, as reasonably requested by FTI and/or I-Link, at no additional out-of-pocket expense to WealthNet, in their efforts to resolve issues of Member billings and to collect all actual and correct accounts receivable from the Members arising from the Services.

     3. The parties agree that the business relationship between them shall be established and governed by the Strategic Member Reseller Agreement (the "I-Link/WealthNet Agreement") entered into by I-Link and WealthNet simultaneous with the execution of this Settlement Agreement, and that the I-Link/WealthNet Agreement shall be deemed to be effective as of January 1, 1997 and shall govern billings to the Members for telecommunications services provided through FTI\I-Link for January 1997 and thereafter. The parties agree and acknowledge that the termination of contracts, agreements and understandings and the mutual releases provided for in this Settlement Agreement shall not affect the I-Link/WealthNet Agreement and the parties' duties, rights and obligations thereunder. The parties further agree that any subsequent termination of the I-Link/WealthNet Agreement pursuant to its terms shall not affect the termination of contracts, agreements and understandings and the mutual releases provided for in this Settlement Agreement.
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     4.   FTI and I-Link, for themselves and on behalf of their affiliates, principals, employees and agents (collectively "FTI/I-Link"), hereby release WealthNet and its affiliates, principals, employees and agents (collectively "WealthNet"), from all claims, liabilities, demands and damages, whether known or unknown, that FTI/I-Link may have as against WealthNet resulting from any and all contracts, agreements and understandings between the parties, and from any and all acts of or omissions to act by WealthNet, existing or occurring at any time prior to the execution of this Settlement Agreement. FTI/I-Link specifically do not release the Members from their payment obligations arising from the Services.

     5. WealthNet, for itself and on behalf of its affiliates, principals, employees, agents and, to the extent it is legally authorized to do so, the Members (collectively "WealthNet/WealthCom"), hereby release FTI/I-Link from all claims, liabilities, demands and damages, whether known or unknown, that WealthNet/WealthCom may have as against FTI/I-Link resulting from any and all contracts, agreements and understandings between the parties, and from any and all acts of or omissions to act by FTI\I-Link, existing or occurring at any time prior to the execution of this Settlement Agreement. FTI and I-Link agree that the Members shall not be deemed to have waived any rights they may have as against FTI for inaccuracies in billings to the Members for the Services.

     6. This Settlement Agreement may be executed in multiple counterparts, provided that effectiveness shall occur only upon execution by all parties of a counterpart.

     7. The persons executing this Settlement Agreement represent and warrant that they do so having all requisite power and authority to sign on behalf of the entities indicated.

     IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first above written.

WEALTHNET INCORPORATED              FAMILY TELECOMMUNICATIONS
                                    INCORPORATED


By: ______________________________  By: __________________________________
     Rod Smith, President                Robert Edwards, President

                                    By: __________________________________
                                         Jerald Nelson, Vice President

I-LINK WORLDWIDE INC.               MEDCROSS, INC.


By: ______________________________  By: __________________________________
     John Edwards, President             John Edwards, President

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